bakertilly

Consent of Independent Auditors

To the Member of
286 Lenox Partners LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated August 9, 2021, relating to the financial statement of 286 Lenox Partners LLC as of July 9, 2021, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading "Experts" in such Offering Statement.

Baker Tilly US, LLP

Tysons, Virginia
October 21, 2021

bakertilly

Consent of Independent Auditors

To the Member of
Regal 286 Lenox LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated August 9, 2021, relating to the financial statements of Regal 286 Lenox LLC as of December 31, 2020, and for the period from March 13, 2020 (commencement of operations) to December 31, 2020, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading "Experts" in such Offering Statement.

Baker Tilly US, LLP

Tysons, Virginia
October 21, 2021